Exhibit 10.30

Prosper Marketplace, Inc.
Restricted Stock Unit Grant Notice
(2015 Equity Incentive Plan)

Prosper Marketplace, Inc. (the “Company”), pursuant to its 2015 Equity Incentive Plan (the “Plan”), hereby awards to Grantee (as of the date indicated below) Restricted Stock Units (“RSUs”) for the number of Shares set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Award Agreement, both of which are attached hereto and incorporated herein in their entirety.  Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Restricted Stock Unit Award Agreement.  In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Name of Grantee:

Date of Grant:

Vesting Commencement Date:

Number of RSUs:

Vesting:

Vesting of the RSUs will initially occur, if at all, upon a Triggering Event provided Grantee is a Service Provider and in Continuous Service from the Date of Grant through the date that such Triggering Event occurs.  The number of RSUs that vest upon a Triggering Event will be equal to the number of RSUs that would have vested under the Time-Based Vesting Schedule described below if such RSUs had been subject only to such Time-Based Vesting Schedule.  If Grantee provides Continuous Service through the Triggering Event, then the remaining unvested RSUs will vest pursuant to the Time-Based Vesting Schedule described below until the RSUs are fully vested.

Time-Based Vesting Schedule	[To Be Determined At Time of Grant]
Time Commitment Change:

In the event Grantee’s regular level of time commitment in the performance of Grantee’s services for the Company or any Subsidiary or Parent of the Company is reduced (for example, and without limitation, if Grantee is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee), the Administrator or the chief executive officer of the Company (the “CEO”) has the right in that party’s sole discretion to (x) make a corresponding reduction in the number of RSUs that are scheduled to vest after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such RSUs.

Issuance Schedule:	Subject to Section 11 of the Plan, one Share will be issued for each RSU which vests at the time set forth in the Vesting Schedule.
Settlement:

The Company will deliver one Share for each vested RSU. The Shares will be issued in accordance with the issuance schedule set forth in Section 5 of the Restricted Stock Unit Award Agreement, provided, however, all such Shares will be subject to the Company’s right of reacquisition described in the section below entitled “Reacquisition Right”.

Reacquisition Right:

Notwithstanding the foregoing, the Company will have the right to reacquire for no consideration: (1) any Shares issued with respect to RSUs that failed to vest (in the sole determination of the Administrator) because the Grantee was deemed not to have been in Continuous Service through the Triggering Event by reason of any event that would have given the Company the right to terminate the Grantee’s Continuous Service for Cause, or (2) any cash or other property that is received as consideration for such Shares described in (1). No such recovery of Shares, cash or property will be an event giving rise to Grantee’s right to voluntarily terminate employment upon a “resignation for good reason” or any similar term under any plan of or agreement with the Company.

Triggering Event:	A “Triggering Event” shall mean: [To Be Determined at Time of Grant].
Continuous Service:

“Continuous Service” means that Grantee’s service with the Company or any Subsidiary or Parent of the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated.  If the Grantee takes actions that would give the Company the right to terminate the Grantee’s relationship with the Company as a Service Provider for Cause, then the Grantee will not be deemed to be in Continuous Service following the date on which the Grantee takes such actions.   To the extent permitted by law, the Administrator or the CEO, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Administrator or the CEO, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, any Subsidiary or Parent.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in RSUs only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence

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agreement or policy applicable to Grantee, or as otherwise required by law.
Cause:

“Cause” will have the meaning ascribed to such term in any written agreement between Grantee and the Company defining such term and, in the absence of such agreement, such term means, with respect to Grantee, the occurrence of any of the following events:  (i) Grantee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Grantee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) Grantee’s material violation of any contract or agreement between Grantee and the Company or any fiduciary or statutory duty owed to the Company; (iv) Grantee’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) Grantee’s gross misconduct. The determination that a termination of Grantee’s Continuous Service is either for Cause or without Cause will be made by the Administrator or the CEO, in that party’s sole discretion.  Any determination by the Company that the Continuous Service of Grantee was terminated with or without Cause for the purposes of this Award will have no effect upon any determination of the rights or obligations of the Company or Grantee for any other purpose.

Corporate Transaction:

“Corporate Transaction” will have the meaning ascribed to such term in the Plan, except that a Corporate Transaction shall not mean the liquidation, dissolution or winding up of the Company or any other entity.

Additional Terms/Acknowledgements:  Grantee acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan.  Grantee further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Grantee and the Company regarding this Award and supersede all prior oral and written agreements, offer letters, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Grantee, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this award upon the terms and conditions set forth therein (provided that if there is any conflict in the vesting and/or acceleration terms, those contained in this Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement shall control) .

By accepting the Award, Grantee acknowledges having received and read the Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement and the Plan (the “Grant Documents”) and agrees to all of the terms and conditions set forth in these documents.

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Furthermore, by accepting the Award, Grantee consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Notwithstanding the above, if Grantee has not actively accepted the Award within 90 days of the Date of Grant set forth in this Restricted Stock Unit Grant Notice, Grantee is deemed to have accepted the Award, subject to all of the terms and conditions of the Grant Documents.

Prosper Marketplace, Inc. By: Signature Title: Date:	Grantee: Signature Date:
Attachments:	Restricted Stock Unit Award Agreement, 2015 Equity Incentive Plan

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Attachment I

Prosper Marketplace, Inc.

Restricted Stock Unit Award Agreement

(2015 Equity Incentive Plan)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Agreement”) and in consideration of your services, Prosper Marketplace, Inc. (the “Company”) has awarded you Restricted Stock Units (the “Award”) under its 2015 Equity Incentive Plan (the “Plan”). The Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award.  Capitalized terms not explicitly defined in this Agreement will have the same meanings given to them in the Plan and the Grant Notice.  In the event of any conflict between the terms in this Award and the Plan, the terms of the Plan will control.  The details of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.Grant of the Award.  The Award represents the right to be issued on a future date the number of Shares as indicated in the Grant Notice upon the satisfaction of the terms set forth in this Agreement. Except as otherwise provided herein (including Section 12, relating to the satisfaction of Tax-Related Items), you will not be required to make any payment to the Company with respect to your receipt of the Award, the vesting of the Shares or the delivery of the underlying Shares.

2.Vesting.  Subject to the limitations contained herein, the Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the RSUs subject to the Award that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying Shares.

3.Number of Shares.

(a)The number of RSUs/Shares subject to the Award may be adjusted from time to time as provided for in Section 11 of the Plan.

(b)Any units, shares, cash or other property that become subject to the Award pursuant to this Section 3 if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the Shares covered by the Award.

(c)Notwithstanding the provisions of this Section 3, no fractional Shares or rights for fractional Shares will be created pursuant to this Section 3.  The Board will, in its discretion, determine an equivalent benefit for any fractional Shares or fractional Shares that might be created by the adjustments referred to in this Section 3.

4.Securities Law and Other Compliance.  You may not be issued any Shares under the Award unless either (a) the Shares are registered under the Securities Act; or (b) the

Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.Date of Issuance.  Subject to the satisfaction of the withholding obligations set forth in Section 12 of this Agreement, [To Be Determined At Time of Grant]. The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.

(a)If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if the Shares are publicly traded and:

(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell Shares on an established stock exchange or stock market, and

(ii)either (1) withholding taxes do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the withholding taxes by withholding Shares from the Shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to pay your withholding taxes in cash, then the Shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Shares in the open public market, but in no event later than December 31 of the calendar year in which the date on which the RSUs vest (that is, the last day of your taxable year in which the RSUs vest), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(b)The form of delivery (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company.

6.However, if a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day.  The form of such delivery (e.g., a stock certificate or electronic entry evidencing such Shares) will be determined by the Company.  In all cases, the delivery of Shares under this Award is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner.

7.Dividends.  You will receive no benefit or adjustment to your Restricted Stock Units with respect to any cash dividend, stock dividend or other distribution except as provided in Section 11 of the Plan.

8.Market Stand-Off Agreement.   By acquiring Shares under your Award, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company request or as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar or successor regulatory rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section 8 will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. You also agree that any transferee of any Shares (or other securities of the Company held by you) will be bound by this Section 8. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Shares until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8 and will have the right, power and authority to enforce the provisions of this Section 8 as though they were a party to this Agreement.

9.Transfer Restrictions. In addition to any other limitation on transfer created by applicable securities laws, as applicable, you will not sell, assign, hypothecate, donate, encumber or otherwise dispose of all or any part of the Shares subject to your Award or any interest in such Shares except in compliance with this Agreement, the Company’s bylaws and applicable securities laws.

10.Restrictive Legends.  To the extent then applicable, all certificates representing the Shares issued under this Agreement will be endorsed with legends in substantially the following forms (in addition to any other legend that may be required by other agreements between you and the Company):

(a)“The shares represented by this Certificate are subject to restrictions and conditions set forth in a Restricted Stock UNIT Award Agreement between the Company and the Registered Holder, or such holder’s predecessor in interest, a copy of which is on file at the Company’s principal corporate offices. Any transfer or attempted transfer of any shares IN VIOLATION OF SUCH RESTRICTIONS is void without the prior express written consent of the Company.”

(b)“The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the Securities under said act or an opinion of counsel satisfactory to the Company that such registration is not required.”

(c)“The shares represented by this Certificate are subject to certain Rights of Refusal granted to the Company and accordingly may not be sold, assigned, transferred, encumbered or in any manner disposed of except in conformity with the terms of the bylaws of the Company and/or a Restricted Stock UNIT Award Agreement between the Company and the Registered Holder, or such holder’s predecessor in interest, a copy of which is on file at the Company’s principal corporate offices.”

(d)Any legend required by appropriate blue sky officials.

11.Award not an Employment or Service Contract.

(a)Your Continuous Service with the Company or any Subsidiary or Parent of the Company is not for any specified term and may be terminated by you or by the Company or any Subsidiary or Parent of the Company at any time, for any reason, with or without cause and with or without notice.  Nothing in this Agreement (including, but not limited to, the vesting of the Award pursuant to Section 2 or the issuance of the Shares subject to the Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or any Subsidiary or Parent of the Company; (ii) constitute any promise or commitment by the Company or any Subsidiary or Parent of the Company regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company or any Subsidiary or Parent of the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to Section 2 and the schedule set forth in the Grant Notice is earned only by continuing as an Employee, Director or Consultant at the will of the Company or any Subsidiary or Parent of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “Reorganization”).  You further acknowledge and agree that such Reorganization could result in the termination of your Continuous Service or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award.  You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth in the Grant Notice or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant with the Company or any Subsidiary or Parent of the Company for the term of this Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or any Subsidiary or Parent of the Company to terminate your Continuous Service at any time, with or without cause and with or without notice.

12.Responsibility for Taxes.

(a)You acknowledge that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company in its discretion to be an appropriate charge to you even if legally applicable to the Company (“Tax-Related Items”) is and remains your responsibility and may exceed the amount actually withheld by the Company.

(b)Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, you authorize the Company or its agent to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or the Employer; (ii) causing you to tender a cash payment; (iii) entering on your behalf (pursuant to this authorization without further consent) into a “same day sale” commitment with a broker dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the Shares to be delivered under the Award to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company or any Subsidiary or Parent of the Company; or (iv) withholding Shares from the Shares issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date Shares are issued to you or, if and as determined by the Company, the date on which the Tax-Related Items are required to be calculated) equal to the amount of such Tax-Related Items.  The Company will use commercially reasonable efforts (as determined by the Company) to facilitate the satisfaction of Tax-Related Items by you using one of the methods described in clauses (iii) and (iv) of the preceding sentence or by permitting you to sell Shares in any initial public offering by the Company.  However, the Company does not guarantee that you will be able to satisfy any Tax-Related Items through any of the methods described in the preceding sentence and in all circumstances you remain responsible for timely and fully satisfying the Tax-Related Items.  Depending on the withholding method employed, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested portion of the Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax‑Related Items.

(c)Finally, you agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by any of the means previously described.  Notwithstanding any contrary provision of the Plan, the Notice of Grant or of this Agreement, if you fail to make satisfactory arrangements for the payment of any Tax‑Related Items when due, you permanently will forfeit the Restricted Stock Units on which the Tax-Related Items were not satisfied and will also permanently forfeit any right to receive Shares thereunder. In that case, the Restricted Stock Units will be returned to the Company at no cost to the Company.

13.Investment Representations. In connection with your acquisition of the Shares under your Award, you represent to the Company the following:

(a)You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. You are acquiring the Shares for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)You understand that the Shares has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed in this Agreement.

(c)You further acknowledge and understand that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Shares. You understand that the certificate evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless the Shares is registered or such registration is not required in the opinion of counsel for the Company.

(d)You are familiar with the provisions of Rules 144 and 701 under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the securities exempt under Rule 701 may be sold by you 90 days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off agreement described in Section 8.

(e)In the event that the sale of the Shares does not qualify under Rule 701 at the time of issuance, then the Shares may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company; and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f)You further understand that at the time you wish to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Shares under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

14.No Obligation to Minimize Taxes. You acknowledge that the Company is not making representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any dividend equivalent payments.  Further, you acknowledge that the Company does not have any duty or obligation to minimize your liability for Tax-Related Items arising from the Award and will not be liable to you for any Tax-Related Items arising in connection with the Award.

15.No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares.  You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the Tax-Related Items arising in connection with the Award and by accepting the Award, you have agreed that you have done so or knowingly and voluntarily declined to do so.

16.Unsecured Obligation.  The Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement.  You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 5 of this Agreement.  Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.  Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

17.Notices.  Any notices provided for in the Grant Notice, this Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18.Miscellaneous.

(a)As a condition to the grant of your Award or to the Company’s issuance of any Shares under this Agreement, the Company may require you to execute certain customary agreements entered into with the holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement and a stockholders agreement.

(b)The rights and obligations of the Company under the Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under the Award may only be assigned with the prior written consent of the Company.

(c)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

(d)You acknowledge and agree that you have reviewed the documents provided to you in relation to the Award in their entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understand all provisions of such documents.

(e)This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19.Governing Plan Document.  The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as expressly provided herein, in the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan will control.

20.Severability.  If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21.Effect on Other Employee Benefit Plans.  The value of the Award subject to this Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

22.Amendment.  This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

23.Compliance with Section 409A of the Code.  This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4).  Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code.  Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).  Notwithstanding any contrary provision of the Plan, the Notice of Grant, or of this Agreement, under no circumstances will the Company reimburse you for any taxes or other costs under Section 409A or any other tax law or rule.  All such taxes and costs are solely your responsibility.

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This Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

Attachment II

2015 Equity Incentive Plan

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